As filed with the Securities and Exchange Commission on December 12, 2008.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	13-1872319 (I.R.S. Employer Identification No.)

190 Carondelet Plaza, Suite 1530
Clayton, MO 63105
(314) 480-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George H. Pain, Esq.
Vice President, General Counsel and Secretary
190 Carondelet Plaza, Suite 1530
Clayton, MO 63105
(314) 480-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Kris F. Heinzelman, Esq.
LizabethAnn R. Eisen, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement as determined by Olin Corporation.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer   ☒                                                                                                               Accelerated filer          ☐
Non-accelerated filer   ☐  (Do not check if a smaller reporting company)                          Smaller reporting company        ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities Senior Debt Securities Subordinated Debt Securities
Preferred Stock, $1 par value		(2)		(3)
Common Stock, $1 par value
Warrants Debt Warrants Preferred Stock Warrants Common Stock Warrants

(1)
This Registration Statement also covers (i) Debt Securities, Preferred Stock and Common Stock which may be issued upon exercise of the Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. No separate consideration will be received for any securities issued upon conversion or exchange. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate aggregate principal amount or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices.

(3)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

Prospectus

Olin Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

Olin Corporation intends to offer and sell from time to time, in one or more offerings and series, together or separately: senior or subordinated debt securities, warrants to purchase debt securities, preferred stock, warrants to purchase preferred stock, common stock and warrants to purchase common stock on terms to be determined at the time of sale.  We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  We will provide specific terms of these securities in supplements to this prospectus or in separate term sheets. You should read this prospectus and any prospectus supplement or term sheet carefully before you decide to invest in any of these securities.

Our common stock is listed on the New York Stock Exchange under the symbol “OLN”. If we decide to seek a listing of any debt securities, warrants to purchase debt securities, preferred stock, warrants to purchase preferred stock or warrants to purchase common stock offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Our principal executive offices are located at 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105. Our telephone number is (314) 480-1400.

Investing in our securities involves risks. See the risk factors described under the heading “Risk Factors” in any applicable prospectus supplement and/or the risk factors described in any of our other filings with the Securities and Exchange Commission, as referenced in this prospectus and/or applicable prospectus supplement under the heading “Incorporation of Certain Documents by Reference”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 12, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Olin Corporation (together with its consolidated subsidiaries unless the context otherwise requires, the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process.  Under this shelf registration process, we may, from time to time over the next three years, sell any combination of the securities described in this prospectus and any applicable prospectus supplement in one or more offerings.

In this prospectus we use the terms “we”, “us,” and “our” to refer to Olin Corporation.  References to “securities” includes any security that we might sell under this prospectus or any prospectus supplement.  References to “$” and “dollars” are to United States dollars.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Incorporation of Certain Documents by Reference”.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference in this prospectus and any prospectus supplement.  Olin Corporation has not authorized anyone to provide you with different information.  If anyone provides you with different or additional information, you should not rely upon it.  Olin Corporation is not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in or incorporated by reference in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or such prospectus supplement.

RISK FACTORS

The securities to be offered by this prospectus and any prospectus supplement may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described in our filings with the Commission referred to under the heading “Incorporation of Certain Documents by Reference,” as well as any risks that may be set forth in the prospectus supplement relating to a specific security and the other information included or incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

	Nine Months Ended September 30, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges(1)	7.6	4.1	5.1	6.6	1.6	1.7

(1)
For purposes of calculating ratio of earnings to fixed charges, "earnings" consist of income from continuing operations before taxes and cumulative effect of accounting change, plus fixed charges, as described below, and dividends received from non-consolidated affiliates, less capitalized interest and equity in income of non-consolidated affiliates.  "Fixed charges" consist of interest expensed and capitalized and those portions of rent expense that are considered reasonable approximations of interest costs.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated herein by reference, and any prospectus supplement and the information incorporated by reference therein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, or Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this prospectus, including the information incorporated herein by reference, and any prospectus supplement and the information incorporated by reference therein, that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “estimate,” “project” and variations of such words and similar expressions to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

The risks, uncertainties and assumptions involved in our forward-looking statements include those discussed in the documents referred to under the heading “Risk Factors”, which include our filings with the Commission referred to under the heading “Incorporation of Certain Documents by Reference”.

You should consider all of our forward-looking statements in light of these factors. In addition, other risks and uncertainties not presently known to us or that we currently consider immaterial could affect the accuracy of our forward-looking statements.

OLIN CORPORATION

Olin Corporation is a Virginia corporation, incorporated in 1892, having its principal executive offices in Clayton, Missouri. We are a manufacturer concentrated in two business segments: Chlor Alkali Products and Winchester®.

Chlor Alkali Products manufactures and sells chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, bleach products and potassium hydroxide, which represent 66% of 2007 sales. Winchester, which represents 34% of 2007 sales, includes sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges. See our discussion of our segment disclosures contained in any applicable prospectus supplement and our filings with the Commission incorporated by reference herein.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “OLN”.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus and any applicable prospectus supplement will be used for general corporate purposes, which may include additions to working capital, capital expenditures, stock repurchases, repayment of indebtedness and acquisitions.  The prospectus supplement relating to a specific offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF DEBT SECURITIES

The following is a description of the terms of the debt securities, which may either be senior debt securities or subordinated debt securities and which we collectively refer to as the debt securities. The description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you must refer to both the prospectus supplement relating thereto and to the following description.

Senior debt securities may be issued under an indenture, which we refer to as the Senior Indenture, between us and a commercial bank to be selected. Subordinated debt securities may be issued under an indenture, which we refer to as the Subordinated Indenture, between us and a commercial bank to be selected. The Senior Indenture and the Subordinated Indenture are collectively referred to as the Indentures. The forms of the Indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. A commercial bank to be selected will serve as trustee for any series of senior debt securities which may be issued and a commercial bank to be selected will serve as trustee for any series of subordinated debt securities which may be issued. The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures, including the definition therein of certain terms. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Senior Indenture or the Subordinated Indenture, as applicable. In this description, references to “Olin,” “us” and “we” mean Olin Corporation alone and not any of our subsidiaries.

General

The Indentures do not limit the aggregate principal amount of debt securities that we may issue thereunder. The debt securities may be issued in one or more series as may be authorized from time to time by us. You should read the applicable prospectus supplement for the following terms of the debt securities:

•	the type, total principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which such debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates per year, which may be fixed or floating, at which the debt securities will bear interest, if any, or the method of determining the rate or rates;

•	the times at which any such interest will be payable;

•
the currency or currencies or units of two or more currencies in which the debt securities are denominated and principal and interest may be payable, and for which the debt securities may be purchased, which may be in United States dollars, a foreign currency or currencies or units of two or more foreign currencies;

•	whether such debt securities are to be senior debt securities or subordinated debt securities;

•	any redemption or sinking fund terms or other specific terms;

•	any event of default or covenant with respect to the debt securities of a particular series, if not set forth herein; and

•	any other terms of such series, which terms will not be inconsistent with the provisions of the Subordinated Indenture or the Senior Indenture, as the case may be.

Unless otherwise indicated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, will be payable and the debt securities will be transferable at the corporate trust office of the respective trustee, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto as it appears in the respective debt securities register.

The debt securities will be unsecured. Senior debt securities will have the same rank as all of our other unsecured and unsubordinated indebtedness. Subordinated debt securities will be subordinated and junior to certain of our present and future superior indebtedness. See “—Subordination of Subordinated Debt Securities” below.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple of $1,000. No service charge will be made for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Special Federal income tax and other considerations relating to debt securities denominated in foreign currencies or units of two or more foreign currencies will be described in the applicable prospectus supplement.

Debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the Indentures and the debt securities will not afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

Global Securities

Any series of debt securities issued under the Indentures may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Global securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole:

•	by the depositary for such global security to a nominee of such depositary,

•	by a nominee of such depositary to such depositary or another nominee of such depositary or

•	by the depositary or any nominee to a successor depositary or any nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary (the “participants”) or persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee, with respect to interests of participants, and the records of participants, with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture governing such debt securities. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the individual debt securities of the series represented by such global security registered in their names,

•	will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form, and

•	will not be considered the owners or holders thereof under the indenture governing such debt securities.

Payments of principal of, premium, if any, and interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for such debt securities, any paying agent, nor the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of such debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. Such payments will be the responsibility of such participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any debt securities of a series represented by one or more global securities and, in such event, will issue individual debt securities of such series in exchange for the global security or securities representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.

Subordination of Subordinated Debt Securities

The payment of the principal of, premium, if any, and interest on the subordinated debt securities, including sinking fund payments, if any, is subordinated in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all of our superior indebtedness. Superior indebtedness is defined as:

•	the principal of, premium, if any, and accrued and unpaid interest on, whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, incurred or assumed,

•	our indebtedness for money borrowed, other than the subordinated debt securities,

•	guarantees by us of indebtedness for money borrowed of any other person,

•	indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise,

•
our obligations under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction or any similar interest rate or currency hedging transaction, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed,

•
our obligations under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified on our balance sheet as a liability, and

•	modifications, renewals, extensions and refundings of any such indebtedness, liability, obligation or guarantee;

unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liability, obligation or guarantee, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the subordinated debt securities. The prospectus supplement relating to any series of subordinated debt securities will specify any such exceptions to the definition of superior indebtedness applicable to such series.

No payment by us on account of principal of, premium, if any, or interest on the subordinated debt securities, including sinking fund payments, if any, may be made if any default or event of default with respect to any superior indebtedness shall have occurred and be continuing and, unless such default or event of default is the failure by us to pay principal or interest on any instrument constituting superior indebtedness, written notice thereof shall have been given to the trustee by us or to us and the trustee by the holders of at least 10% in principal amount of any kind or category of any superior indebtedness, or a representative or trustee on their behalf. We may resume payments on the subordinated debt securities, unless otherwise prohibited by the related indenture, if:

•	such default is cured or waived or

•	unless such default is a failure by us to pay principal or interest on any superior indebtedness, 120 days pass after the notice is given if such default is not the subject of judicial proceedings.

Upon any payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on all superior indebtedness must be paid in full before the holders of subordinated debt securities are entitled to receive any payment, other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment. Subject to the payment in full of all superior indebtedness, the holders of the subordinated debt securities are to be subrogated to the rights of the holders of superior indebtedness to receive payments or distributions of our assets applicable to superior indebtedness until the subordinated debt securities are paid in full.

By reason of such subordination, in the event of insolvency, our creditors who are holders of superior indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

The Subordinated Indenture will not limit the amount of superior indebtedness or securities that may be issued by us or any of our subsidiaries.

Certain Covenants with Respect to Senior Debt Securities

All debt securities issued under the Senior Indenture will be subject to the covenants described below.

Limitations on Liens.  (a) Neither we nor any Restricted Subsidiary will issue, assume or guarantee any Debt secured by a Mortgage upon any Principal Property or upon any shares of stock of any Restricted Subsidiary without effectively providing that the senior debt securities, together with, if we so determine, any other indebtedness or obligation then existing or thereafter created, ranking equally with or prior to the senior debt securities, shall be secured equally and ratably with, or, at our option, prior to, such Debt so long as such Debt shall be so secured, except that this restriction will not apply to:

(1)	Mortgages existing on the date of the Senior Indenture;

(2)	Mortgages affecting property of a corporation existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with us or a Restricted Subsidiary;

(3)	Mortgages

•	on property existing at the time of acquisition thereof,

•	to secure payment of all or part of the purchase price thereof,

•	to secure Debt incurred prior to, at the time of or within 24 months after such acquisition for the purpose of financing all or part of the purchase price thereof or

•	assumed or incurred in connection with the acquisition of property;

(4)
Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for such purpose;

(5)	Mortgages in connection with non-recourse Debt;

(6)
Mortgages on current assets or other personal property, other than shares of stock or indebtedness of Subsidiaries, to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

(7)	Mortgages which secure indebtedness owing by a Restricted Subsidiary to us or another Subsidiary;

(8)	Mortgages on property of any Restricted Subsidiary principally engaged in a financing or leasing business;

(9)
Mortgages which do not in the aggregate materially detract from the value of the property or assets affected thereby or materially impair the use of such property or assets in the operation of its business; and

(10)
any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any Mortgage referred to in the foregoing or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not, with respect to Mortgages referred to in clauses (1) through (4) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of substantially the same property which secured the Mortgage extended, renewed or replaced, plus improvements on such property.

(b)  Notwithstanding the above provisions, we and any one or more Restricted Subsidiaries may, without securing the senior debt securities, issue, assume or guarantee Debt secured by Mortgages which would not be permitted by the immediately preceding paragraph in an aggregate amount which, together with:

•	the aggregate principal amount of all of our other Debt and Debt of our Restricted Subsidiaries that would not be permitted under the immediately preceding paragraph and

•
the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under this covenant or the proceeds of which have been applied in accordance with clause (a)(2) of the covenant described below under “—Sale and Lease-Back Transactions” to the retirement of long-term indebtedness)

does not at the time exceed 10% of Consolidated Net Tangible Assets.

(c)  For purposes of this covenant and the covenant described below under “—Sale and Lease-Back Transactions”, the following are not considered Debt secured by a Mortgage:

•	the sale or other transfer of any interest in property of the character commonly referred to as a “production payment” and

•
Mortgages in favor of governmental bodies to secure advance, progress or other payments pursuant to any contract or statute or indebtedness incurred for the purpose of financing the purchase price or cost of constructing or improving the property subject thereto to such Mortgage.

Limitation on Sale and Lease-Back Transactions.  (a) We will not, nor will we permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, except for temporary leases for terms of not more than three years or between us or a Subsidiary and a Restricted Subsidiary, title to which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (such transaction, a “Sale and Lease-Back Transaction”), unless the proceeds of any such sale are at least equal to the fair value, as determined by our board of directors, of such property and either:

(1)
we or such Restricted Subsidiary would be entitled to incur, assume or guarantee Debt secured by a mortgage on the Principal Property to be leased without equally and ratably securing the senior debt securities or

(2)
we apply an amount equal to the fair value of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of our long-term indebtedness which ranks prior to or on a par with the senior debt securities.

Sale and Lease-Back Transactions do not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto.

(b)  Notwithstanding the provisions of the preceding paragraph (a), we or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction which would not be permitted under the immediately preceding paragraph if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transaction, together with:

(1)
all of our Debt and Debt of our Restricted Subsidiaries secured by a Mortgage on Principal Property or shares of stock of any Restricted Subsidiary and not permitted under paragraph (a) of the covenant described under “—Limitations on Liens” and

(2)
all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because we would be entitled to incur, assume or guarantee Debt secured by a Mortgage on the Principal Property to be leased without equally and ratably securing the senior debt securities and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (2) of the immediately preceding paragraph (a));

does not at the time exceed 10% of Consolidated Net Tangible Assets.

Certain Definitions

“Attributable Debt” means, as of any particular time, the present value, discounted at a rate per year equal to the weighted average of the interest rate(s) of the senior debt securities or, in the case of original issue discount debt securities, the Yields to Maturity, compounded semi-annually, of the obligation of a lessee for rental payments, not including amounts payable by the lessee for maintenance, property taxes and insurance, due during the remaining term of any lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Consolidated Net Tangible Assets” means the total amount of assets after deducting therefrom:

•
all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and

•
unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on our latest audited consolidated financial statements at the time of the determination.

“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed, issued, assumed or guaranteed by us.

“Mortgage” means any mortgage, lien, pledge or other encumbrance issued, assumed or guaranteed by us.

“Principal Property” means any of our properties or plants or the properties or plants of any Restricted Subsidiary primarily used for the manufacture of products and located within the United States or its territories or possessions, except any such property or plant which our board of directors by resolution declares is not of material importance to the total business conducted by us and our Subsidiaries as an entity.

“Restricted Subsidiary” means:

•	any Subsidiary which owns or leases, directly or indirectly, a Principal Property and

•	any Subsidiary which owns, directly or indirectly, any stock or indebtedness of a Restricted Subsidiary;

except that a Restricted Subsidiary shall not include:

•	any Subsidiary engaged primarily in financing receivables, making loans, extending credit or other activities of a character conducted by a finance company or

•	any Subsidiary:

•	which conducts substantially all of its business outside the United States and its territories and possessions or

•	the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the United States and its territories and possessions.

“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us.

“Voting Stock” of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

Events of Default, Notice and Waiver

The following events will be “Events of Default” with respect to a series of debt securities issued under an indenture:

(a)
failure to pay interest or a sinking fund installment, if any, on such series for 30 days or to pay the principal of or premium, if any, on such series when due, whether at maturity, upon redemption, by declaration or otherwise;

(b)	failure to perform any other covenants in such indenture for 60 days after notice;

(c)	certain events of bankruptcy, insolvency or reorganization; and

(d)	any other event that may be added as an Event of Default with respect to a series of debt securities to the extent described in the related prospectus supplement.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If an Event of Default described under (a) or (d) in the second preceding paragraph shall have occurred and is continuing with respect to any series of debt securities, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount or, if original issue discount debt securities, such portion of the principal amount as specified in such series of debt securities, of all debt securities of such series immediately due and payable.

If an Event of Default described under (b) or (c) in the third preceding paragraph shall have occurred and is continuing, unless the principal amount of all the debt securities of all series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of all debt securities then outstanding may declare the principal amount or, if any series are original issue discount debt securities, such portion of the principal amount as specified in such series, of all debt securities then outstanding immediately due and payable.

Each of the Indentures provides that the trustee under such indenture shall, within 90 days after the occurrence of a default with respect to a series of debt securities under such indenture, give to the holders of the debt securities in such series notice of all uncured defaults with respect to such series known to it; provided, however, that, except in the case of default in the payment of principal of or premium, if any, or interest or the making of any sinking fund payment on any of the debt securities in such series, the trustee shall be protected in withholding such notice if it in good faith determines that it is in the interest of the holders of such series.

Any event of default with respect to a particular series of debt securities may be waived by the holders of a majority in aggregate principal amount of the Outstanding debt securities, as defined in the Indentures, of such series or of all the Outstanding debt securities, as the case may be, except in each case a failure to pay principal of, premium, if any, or interest on such debt security.

Each of the Indentures includes a covenant that we file with the trustee annually a certificate of no default or specifying that a default has occurred.

Modification of the Indentures

Each of the Indentures and the rights of holders of debt securities thereunder may be modified by us and the respective trustee with the consent of the holders of not less than 66 ⅔% of the aggregate principal amount of all series of debt securities under such Indenture then outstanding and affected thereby, voting as one class; provided, however, that no such modification shall extend the fixed maturity of any debt securities, or reduce the principal amount thereof or any premium thereon or the amount of any sinking fund payment, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the percentage required for modification, without the consent of the holder of each debt security so affected.

Each of the Indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	evidence the assumption by a successor corporation of our obligations,

•	add covenants for the protection of the holders of debt securities,

•	cure any ambiguity or correct any inconsistency in either of the Indentures,

•	establish the form or terms of debt securities of any series,

•	modify or amend either of the Indentures to permit the qualification of indentures supplemental thereto, and

•	provide for the issuance under either of the Indentures of debt securities in coupon form exchangeable with debt securities issued under the Indentures.

Consolidation, Merger and Sale of Assets

Each of the Indentures provides that we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any Person, as defined in each of the Indentures, unless:

•
the successor corporation shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by us, by supplemental indenture satisfactory to the trustee, executed and delivered to the trustee by such corporation, and

•	the successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

Satisfaction and Discharge of the Indentures and Defeasance

Each of the Indentures will be discharged upon cancellation of all the debt securities issued thereunder or, with certain limitations, upon deposit with the respective trustee of funds sufficient for the payment or redemption thereof.

In addition, the Senior Indenture provides that we, at our option:

(a)
will be discharged from any and all obligations in respect of the senior debt securities of a series, except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust or

(b)	need not comply with certain restrictive covenants of such indenture, including those described under “—Certain Covenants With Respect To Senior Debt Securities,”

in each case if we deposit, in trust with the trustee or the Defeasance Agent, as defined in the Senior Indenture, money or U.S. Government Obligations, as defined in the Senior Indenture, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, of, and interest and premium, if any, on, the senior debt securities of such series on the dates such payments are due in accordance with the terms of such senior debt securities. To exercise any such option, we are required to deliver to the trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the senior debt securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a) of this paragraph, such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service.

The Trustees

We may maintain banking and other commercial relationships with the trustees and their affiliates in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following statements with respect to our capital stock are subject to the detailed provisions of our Restated Articles of Incorporation, as further amended or restated, which we refer to in this prospectus as the Articles of Incorporation, our bylaws, as amended, which we refer to in this prospectus as the bylaws, and the provisions of applicable Virginia law, the state in which we are incorporated. These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Articles of Incorporation and the bylaws, each of which has been filed as an exhibit to (or incorporated by reference in) our Annual Report on Form 10-K for the year ended December 31, 2007, and the provisions of applicable Virginia law and the registration statement of which this prospectus forms a part. See “Available Information” on page 21 and “Incorporation of Certain Documents by Reference” on page 21.

General

Our authorized stock consists of 120,000,000 shares of common stock, par value $1 per share, and 10,000,000 shares of preferred stock, par value $1 per share, issuable in one or more series. On November 30, 2008, there were approximately 77,238,299 shares of common stock and no shares of preferred stock outstanding.

Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which a prospectus supplement may relate. Specific terms of any series of the preferred stock offered by a prospectus supplement will be described in the prospectus supplement relating to such series of the preferred stock. The description set forth below is subject to and qualified in its entirety by reference to the articles of amendment to the Articles of Incorporation establishing a particular series of the preferred stock which will be filed with the Commission in connection with the offering of any series of preferred stock.

General.  Under the Articles of Incorporation, our board of directors is authorized, without further shareholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in articles of an amendment to the Articles of Incorporation providing for the issuance thereof adopted by our board of directors or a duly authorized committee thereof. We may amend from time to time our Articles of Incorporation to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the outstanding shares of common stock, and the approval of the holders of a majority of the outstanding shares of all series of preferred stock voting together as a single class without regard to series.

The preferred stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered thereby for specific terms, including:

•	the title and liquidation preference per share of such preferred stock and the number of shares offered;

•	the price at which such preferred stock will be issued;

•
the dividend rate, or method of calculation of dividends, the dates on which dividends shall be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions of such preferred stock;

•	any conversion provisions of such preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of the preferred stock, each series of the preferred stock will rank on a parity as to dividends and distributions in the event of a liquidation with our outstanding preferred stock and each other series of the preferred stock.

Dividend Rights.  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of the preferred stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating thereto. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we shall have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period.

If the prospectus supplement so provides, no full dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of preferred stock for any period unless full dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment, on such other series of preferred stock for the then-current dividend payment period and, if such other preferred stock is cumulative, all other dividend payment periods terminating on or before the date of payment of such full dividends.

If the prospectus supplement so provides, when dividends are not paid in full upon any series of the preferred stock and any other preferred stock ranking on a parity as to dividends with such series of the preferred stock, all dividends declared upon such series of the preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of the preferred stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of the preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods, on all outstanding shares of any series of the preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of the preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to the preferred stock as to dividends. If the prospectus supplement so provides, no common stock or any of our other stock ranking junior to or on a parity with such series of the preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any moneys paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, except by conversion into or exchange for our stock ranking junior to such series of the preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Each series of preferred stock will be entitled to dividends as described in the prospectus supplement relating to such series, which may be based upon one or more methods of determination. Different series of the preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination.

Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of the preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of the preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption.  A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

The prospectus supplement relating to a series of preferred stock which is subject to mandatory redemption shall specify the number of shares of such series of preferred stock which shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

Conversion Rights.  The prospectus supplement for any series of the preferred stock will state the terms, if any, on which shares of that series are convertible into shares of common stock or another series of our preferred stock. The preferred stock will have no preemptive rights.

Voting Rights.  Except as indicated below or in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by applicable law, a holder of the preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event we issue shares of any series of preferred stock, each such share will be entitled to one vote on matters on which holders of such series of the preferred stock are entitled to vote.

The affirmative vote or consent of the holders of a majority of the outstanding shares of any series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of the Articles of Incorporation which changes any rights or preferences of such series of preferred stock.

In addition to the foregoing voting rights, under Virginia law as now in effect, the holders of the preferred stock will have the voting rights set forth under “—General” above with respect to amendments to the Articles of Incorporation which would increase the number of authorized shares of our preferred stock.

Transfer Agent and Registrar.  The transfer agent, registrar and dividend disbursement agent for a series of the preferred stock will be selected by us and be described in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect members of our board of directors or to vote on any other matter.

Common Stock

Holders of common stock are entitled to dividends as declared by our board of directors from time to time after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of preferred stock then outstanding. Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders and may not cumulate votes for the election of directors. Holders of common stock have no preemptive or subscription rights and have no liability for further calls or assessments. In the event of the liquidation, dissolution or winding up of our business, holders of common stock are entitled to receive pro rata all our remaining assets available for distribution, after satisfaction of the prior preferential rights of the preferred stock and the satisfaction of all our debts and liabilities.

The transfer agent and registrar for the common stock is National City Bank.

Our common stock is listed on the New York Stock Exchange under the symbol “OLN”.

Virginia Law and Certain Other Provisions

Antitakeover Statutes.  As permitted by Virginia law, we have opted out of the Virginia anti-takeover law regulating “control share acquisitions”, which are transactions causing the voting power of any person acquiring beneficial ownership of shares of a Virginia public corporation to meet or exceed certain threshold percentages (20%, 33⅓% or 50%) of the total votes entitled to be cast for the election of directors. Under that Virginia statute, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or the articles of incorporation or bylaws of the corporation provide that this regulation does not apply to acquisitions of its shares. An acquiring person that owns five percent or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person’s cost. Virginia law grants appraisal rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares. This regulation was designed to deter certain takeovers of Virginia public corporations.

We are subject to the Virginia law regulating “affiliated transactions”.  Under the Virginia anti-takeover law regulating affiliated transactions, material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by the holders of at least two-thirds of the remaining voting shares. Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than five percent.

Shareholder Action by Written Consent.  Virginia law provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting only by unanimous written consent of the shareholders who would be entitled to vote on the action.  Our Articles of Incorporation do not include a provision that permits shareholders to take action without a meeting other than by unanimous written consent.

Certain Provisions of the Articles of Incorporation and Bylaws

Board of Directors.  Our board of directors consists of three classes as nearly equal in number as possible, each of which serves for three years with one class being elected each year. The total number of directors may not exceed 18. Our board of directors currently consists of eight directors, but the number of directors may be increased to any number, not more than 18 directors, or decreased to any number, not less than three directors, by amendment of the bylaws. Directors may be removed only with cause, and vacancies on our board of directors, including (subject to certain limitations on the size of any increase in the number of directors by action of the board of directors without shareholder approval) any vacancy created by an increase in the number of directors, may be filled by a plurality of the votes cast by the shares entitled to vote in the election of directors or by a majority of the directors remaining in office, even though less than a quorum. If our board of directors fills a vacancy, the director’s term expires at the next shareholders’ meeting at which directors are elected.

Shareholder Nominations and Proposals.  The bylaws require that advance notice of nominees for election as directors be made by a shareholder or shareholder proposals be given to our corporate secretary, together with certain specified information, no later than 90 days before the anniversary of the immediately preceding annual meeting of shareholders.

Special Meetings of Shareholders.  Special meetings of shareholders may be called only by our board of directors, the chairman of the board, president or the holders of a majority of the shares entitled to vote at the special meeting.

The provisions of the Articles of Incorporation and bylaws described above may, in certain circumstances, make more difficult or discourage a takeover of our business.

Amendments to the Articles of Incorporation

Under Virginia law, unless a Virginia corporation’s articles of incorporation provide for a greater or lesser vote, amendments of the articles of incorporation must be approved by each voting group entitled to vote on the proposed amendment by more than two-thirds of all the votes entitled to be cast by that voting group. However, the vote specified in the articles of incorporation may not be reduced to less than a majority of all votes cast by the voting group at a meeting at which a quorum of the voting group exists.

Our Articles of Incorporation provide that any amendment to our Articles of Incorporation is required to be approved only by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting an amendment or restatement to the shareholders our board of directors shall require a greater vote.

Amendments to the Bylaws

Under Virginia law, a corporation’s shareholders or board of directors may amend or repeal bylaws, except to the extent that the corporation’s articles of incorporation or Virginia law reserve the power exclusively to the shareholders. A corporation’s shareholders may amend or repeal bylaws even though the bylaws may also be amended or repealed by its board of directors.

Virginia law expressly addresses an amendment or repeal of a bylaw provision that fixes a greater quorum or voting requirement for the board of directors than the quorum or voting requirement fixed by Virginia law. If the shareholders originally adopted the provision, only they may amend or repeal it. If the board of directors originally adopted the provision, either the shareholders or the board of directors may amend or repeal it.

A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the board of directors may provide that it may be amended or repealed only by a specified vote of either the shareholders or the board of directors.

Our bylaws may be altered, amended or repealed by our board of directors, subject to the power of the shareholders to alter or repeal the bylaws made by the board of directors at any annual or special meeting of the shareholders.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such securities. Each series of warrants will be issued under a separate warrant agreement (a “Securities Warrant Agreement”) to be entered into between us and a bank or trust company, as warrant agent (a “Securities Warrant Agent”), all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The Securities Warrant Agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Securities Warrant Agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered thereby for the terms of such warrants, including, where applicable:

•
the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•
the designation, number of shares, stated value and terms, including, without limitation, liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of warrants to purchase shares of preferred stock and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

•
the number of shares of common stock purchasable upon the exercise of warrants to purchase shares of common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire (an “Expiration Date”);

•	the United States Federal income tax consequences applicable to such warrants; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock or common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the Expiration Date, or such later date to which such Expiration Date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of such warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or a limited number of institutional purchasers; or

•	through agents.

The applicable prospectus supplement with respect to the securities will set forth the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the net proceeds to us from such sale, any underwriting discounts or other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the securities may be listed and any other information we think is important.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or agents to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If a dealer is utilized in the sale of any securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in the applicable prospectus supplement.

Certain of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent, dealer or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.

In order to facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter, agent or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.   In connection with those derivative or other hedging transactions, we may also sell securities short using this prospectus and the applicable prospectus supplement and deliver securities covered by this prospectus and the applicable prospectus supplement to close out any loan of securities or such short positions, or loan or pledge securities to third parties, and the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  The third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of such securities, and may use securities received from us in settlement of those derivative or other hedging transactions to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

AVAILABLE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act, and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our filings with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the public reference facilities maintained by the SEC at the Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, with respect to the securities offered hereby. For further information with respect to the securities and our business reference is made to such registration statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference in this prospectus the information contained in the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

•	our Definitive Proxy Statement on Schedule 14A filed on March 6, 2008; and

•
our Current Reports on Form 8-K, or filed portions of those reports (but not reports or portions of those reports which were furnished and not deemed to be filed) on January 29, 2008, February 25, 2008, April 29, 2008, June 27, 2008, July 25, 2008, July 28, 2008, October 9, 2008 and October 24, 2008.

All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the registration statement of which this prospectus forms a part and prior to the termination or completion of the offering made by this prospectus and any prospectus supplement shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference containing important business and financial information about us that is not included or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus, including any exhibits that are specifically incorporated by reference in such documents. Copies of the Indentures described in this prospectus and any prospectus supplement are also available upon request. Requests for all such copies should be directed to Secretary, Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105 (Telephone: (314) 480-1400).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia. Certain legal matters in connection with offerings of the securities may be passed upon for us by George H. Pain, Esq., Vice President, General Counsel and Secretary of the Company. Cravath, Swaine & Moore LLP, New York, New York may also act as counsel for us and in certain cases may represent the underwriters of any securities. Mr. Pain and Cravath, Swaine & Moore LLP may rely as to matters of Virginia law upon the opinion of Hunton & Williams LLP. Each of Cravath, Swaine & Moore LLP and Hunton & Williams LLP has in the past represented and continues to represent us in other matters on a regular basis.

EXPERTS

Our consolidated financial statements as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, and Management Report on Internal Control over Financial Reporting as of December 31, 2007 have been incorporated by reference herein and in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report contains an explanatory paragraph that states management’s assessment of the effectiveness of internal control over financial reporting did not include consideration of the internal controls of Pioneer Companies, Inc. (“Pioneer”), which was acquired on August 31, 2007. The audit of internal control over financial reporting of Olin Corporation as of December 31, 2007 also excluded an evaluation of the internal control over financial reporting of Pioneer. Furthermore, the audit report also contains an explanatory paragraph that refers to the adoption of the provisions of Financial Accounting Standards Board’s Interpretation No. 48, Accounting for Uncertainty in Income Taxes, in 2007, the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), Share-Based Payment, in 2006, and the adoption of SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Post Retirement Plans, in 2006.

The financial statements of SunBelt Chlor Alkali Partnership as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 appearing in Olin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such financial statements of SunBelt Chlor Alkali Partnership are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The estimated costs and expenses in connection with the issuance, offer and sale of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement(1)	$--
Accounting Fees and Expenses(2)	32,500
Legal Fees and Expenses(2)	110,000
Printing and Engraving Fees(2)	20,000
Rating Agency Fees(2)	175,000
Trustee Fees and Expenses(2)	7,000
Miscellaneous(2)	25,700

Total	$370,200

(1)
Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act, the applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

(2)
All amounts shown are estimates.  As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be determined at this time.

Item 15.    Indemnification of Directors and Officers.

Under Virginia law, to the extent provided in the articles of incorporation or an amendment to the bylaws approved by shareholders, a corporation may eliminate a director’s or an officer’s personal liability for monetary damages in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders, except for liability resulting from such director’s or officer’s wilful misconduct or a knowing violation of criminal law or of any federal or state securities law.

Our bylaws provide that the directors and officers shall not be liable for monetary damages to us or our shareholders with respect to any transaction, occurrence or course of conduct, except for liability resulting from such director’s or officer’s wilful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Under Virginia law, a corporation may indemnify any person made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if he or she acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the corporation, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, except that a corporation may not indemnify a director or officer in connection with:

•	a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if he or she meets the standard of conduct specified in this paragraph; or

•
any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

Our bylaws provide that we shall indemnify any director, officer or employee of Olin, or any person who, at our request, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in each case against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim, action or proceeding (whether brought in the right of Olin or any such other corporation, entity, plan or otherwise), civil or criminal, in which he or she may become involved, as a party or otherwise, by reason of his or her being or having been a director, officer or employee of Olin, or such other corporation, entity or plan while serving at our request, whether or not he or she continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in wilful misconduct or a knowing violation of the criminal law.

Virginia law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made:

•
if there are two or more disinterested directors, by the board of directors by a majority vote of all of the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote,

•
by special legal counsel (1) selected  in the manner described in the first bullet point above or (2) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate, or

•	by the shareholders, but shares owned by or voted under the control of a director who does not qualify as a disinterested director may not be voted on the determination.

Our bylaws provide that any indemnification of a director, officer or employee shall be made unless:

•
the board of directors, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim for indemnification and who are not at the time parties to such claim (provided that there are at least five such directors), finds that the person seeking indemnification has not met the standards of conduct set forth in our bylaws or

•
if there are not five such directors, our principal Virginia legal counsel, as last designated by the board of directors before the occurrence of the event giving rise to the claim for indemnification, or in the event such Virginia legal counsel is unwilling to serve, then Virginia legal counsel mutually acceptable to us and the person seeking indemnification, delivers to us its written legal advice that, in such counsel’s opinion, the person seeking indemnification has not met the standards of conduct set forth in our bylaws.

Under Virginia law, a corporation may advance expenses before the final disposition of a proceeding if:

•	the director or officer furnishes a written statement of his good faith belief that he or she has met the proper standard of conduct, and

•	he or she undertakes in writing to repay the amount advanced if it is ultimately determined that the director or officer did not meet the proper standard of conduct.

Under Virginia law, to the extent that a director or officer has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against reasonable expenses incurred by him or her in connection with that proceeding.

Under our bylaws, we are required to advance expenses incurred by a director, officer or employee prior to the final disposition of the proceeding if the director, officer or employee furnishes to us an undertaking to repay the amount of the expenses advanced in the event it is ultimately determined that he or she is not entitled to indemnification under our bylaws. Our bylaws do not require that the director, officer or employee furnish any security for such undertaking and provide that such undertaking shall be accepted without reference to the director’s, officer’s or employee’s ability to make repayment. We may refrain from, or suspend, payment of expenses if our board of directors or Virginia legal counsel determines that the director, officer or employee has not met the standards of conduct set forth in our bylaws.

Virginia law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as, a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.

Item 16.                          Exhibits.

The following Exhibits are filed as part of this Registration Statement:

1		Form of Underwriting Agreement.

4	(a)	Form of Indenture for Senior Debt Securities.

4	(b)	Form of Indenture for Subordinated Debt Securities.

4	(c)	Restated Articles of Incorporation of Olin Corporation, as amended (incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4	(d)	Bylaws of Olin as amended effective April 24, 2008 (incorporated by reference to Exhibit 3(b) to the Registrant’s Form 8-K dated February 25, 2008).

4	(e)	Form of Certificate for shares of Common Stock.

4	(f)	Form of Articles of Amendment to Restated Articles of Incorporation of Olin Corporation designating a Series of Preferred Stock (to be filed).

4	(g)	Form of Certificate for shares of Preferred Stock.

4	(h)	Form of Debt Warrant Agreement (to be filed).

4	(i)	Form of Preferred Stock Warrant Agreement (to be filed).

4	(j)	Form of Common Stock Warrant Agreement (to be filed).

5		Opinion of Hunton & Williams LLP.

12
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and to Exhibit 12 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

23	(a)	Consent of KPMG LLP.

23	(b)	Consent of Ernst & Young LLP.

23	(c)	Consent of Hunton & Williams LLP (included as part of Exhibit 5 hereto).

24		Power of Attorney (included on the signature page to this Registration Statement).

25	(a)	Statement of Eligibility on Form T-1 of Trustee for Senior Debt Securities (to be filed).

25	(b)	Statement of Eligibility on Form T-1 of Trustee for Subordinated Debt Securities (to be filed).

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee, once such trustee is determined, to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on December 12, 2008.

Olin Corporation
By: /s/ George H. Pain
George H. Pain Vice President, General Counsel and Secretary

Each of the undersigned officers and directors of Olin Corporation, a Virginia corporation, whose signature appears below hereby constitutes and appoints George H. Pain, John E. Fischer and Dennis R. McGough, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph D. Rupp	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	December 12, 2008
Joseph D. Rupp

/s/ John E. Fischer	Vice President and Chief Financial Officer (Principal Financial Officer)	December 12, 2008
John E. Fischer

/s/ Todd A. Slater	Vice President and Controller (Principal Accounting Officer)	December 12, 2008
Todd A. Slater

/s/ Donald W. Bogus	Director	December 12, 2008
Donald W. Bogus

/s/ C. Robert Bunch	Director	December 12, 2008
C. Robert Bunch

/s/ Randall W. Larrimore	Director	December 12, 2008
Randall W. Larrimore

/s/ John M.B. O’Connor	Director	December 12, 2008
John M.B. O’Connor

/s/ Richard M. Rompala	Director	December 12, 2008
Richard M. Rompala

/s/ Philip J. Schulz	Director	December 12, 2008
Philip J. Schulz

/s/ Vince J. Smith	Director	December 12, 2008
Vince J. Smith

EXHIBIT INDEX

1		Form of Underwriting Agreement.

4	(a)	Form of Indenture for Senior Debt Securities.

4	(b)	Form of Indenture for Subordinated Debt Securities.

4	(c)	Restated Articles of Incorporation of Olin Corporation, as amended (incorporated by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

4	(d)	Bylaws of Olin as amended effective April 24, 2008 (incorporated by reference to Exhibit 3(b) to the Registrant’s Form 8-K dated February 25, 2008).

4	(e)	Form of Certificate for shares of Common Stock.

4	(f)	Form of Articles of Amendment to Restated Articles of Incorporation of Olin Corporation designating a Series of Preferred Stock (to be filed).

4	(g)	Form of Certificate for shares of Preferred Stock.

4	(h)	Form of Debt Warrant Agreement (to be filed).

4	(i)	Form of Preferred Stock Warrant Agreement (to be filed).

4	(j)	Form of Common Stock Warrant Agreement (to be filed).

5		Opinion of Hunton & Williams LLP.

12
Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and to Exhibit 12 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008).

23	(a)	Consent of KPMG LLP.

23	(b)	Consent of Ernst & Young LLP.

23	(c)	Consent of Hunton & Williams LLP (included as part of Exhibit 5 hereto).

24		Power of Attorney (included on the signature page to this Registration Statement).

25	(a)	Statement of Eligibility on Form T-1 of Trustee for Senior Debt Securities (to be filed).

25	(b)	Statement of Eligibility on Form T-1 of Trustee for Subordinated Debt Securities (to be filed).